UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: January 14, 2016
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation (Intel) for the quarter ended December 26, 2015 and forward-looking statements relating to 2016 and the first quarter of 2016 as presented by Intel in a press release issued on January 14, 2016. Exhibit 99.1, which discloses financial results in accordance with U.S. generally accepted accounting principles (GAAP), also includes the following non-GAAP financial measures relating to: (1) 2015 financial results: gross cash, net cash, other longer term investments, and operating results for the Intel Security Group operating segment on a constant currency basis; and (2) 2016 forecasted outlook: non-GAAP revenue, gross margin percentage, R&D plus MG&A spending, and amortization of acquisition related intangible assets. These non-GAAP terms will be used in Intel’s Q4 2015 earnings conference. In addition, Exhibit 99.1 includes reconciliations of these GAAP to non-GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and the financial results calculated in accordance with GAAP and reconciliations from Intel’s results should be carefully evaluated.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Intel's Chief Financial Officer for the quarter ended December 26, 2015 and forward-looking statements relating to 2016 and the first quarter of 2016 as posted on Intel's investor website, intc.com, on January 14, 2016.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date:	January 14, 2016	By:	/s/ Stacy J. Smith
Stacy J. Smith
Executive Vice President, Chief Financial Officer, and Principal Accounting Officer